Exhibit 5

[Letterhead of Simpson Thacher & Bartlett LLP]

November 28, 2008

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

Ladies and Gentlemen:

We have acted as counsel to Genesee & Wyoming, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of Class A Common Stock of the Company par value $0.01 per share (the “Common Stock”) to be sold by the Company; (ii) shares of Common Stock to be sold by Mortimer B. Fuller, III (the “Selling Stockholder”); (iii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iv) shares of preferred stock of the Company par value $0.01 per share (the “Preferred Stock”); (v) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (vi) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (vii) warrants to purchase Debt Securities (the “Debt Security Warrants”); and (viii) Common Stock, Preferred Stock and Debt Securities that may be issued upon exercise of Securities Warrants (as defined below), whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities and the Securities Warrants are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Common Stock to be sold by the Selling Stockholder may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an amount not to exceed 250,000 shares.

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) between the Company and a U.S. banking institution to be selected by the Company prior to the issuance of any Senior Debt Securities, as Trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture the “Subordinated Indenture”) between the Company and a U.S. banking institution to be selected by the Company prior to the issuance of any Subordinated Debt Securities, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent as shall be named therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent as shall be named therein. The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the “Senior Debt Security Warrant Agreement”) among the Company, a senior debt security warrant agent as shall be named therein and the Senior Trustee. The Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, a subordinated debt security warrant agent as shall be named therein and the Subordinated Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement and the Subordinated

Debt Security Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

We have examined the Registration Statement, a form of share certificate and the forms of the Indentures which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, each of the Indentures will be the valid and legally binding obligation of the Trustee thereunder; and (2) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

We have assumed further that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will have been duly authorized, executed and delivered by the Company.

We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock to be issued by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Common Stock to be sold by the Selling Stockholder, (a) if such Common Stock is currently owned by Mr. Fuller, such Common Stock has been duly authorized and is validly issued, fully paid and nonassessable, (b) if such Common Stock is received in connection with the exercise of his options to purchase the Common Stock, such Common Stock will, upon exercise of his options to purchase the Common Stock in accordance with the terms of such options, be duly authorized, validly issued, fully paid and nonassessable or (c) if such Common Stock is received in connection with the conversion of his shares of Class B common stock of the Company, par value $.01 per share (the “Class B Common Stock”), the Common Stock will, upon conversion of the Class B Common Stock for the Common Stock in accordance with the terms of the Company’s Restated Certificate of Incorporation, be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations in accordance with the Company’s Restated Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 4 and 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption Legal Opinion in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP